SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 25, 2014

USMD Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35639	27-2866866
(State of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6333 North State Highway 161, Suite 200

Irving, Texas 75038

(Address of principal executive offices)

Registrant’s telephone number, including area code: (214) 493-4000

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the reporting obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 of the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) Exchange Act

Item 1.01. Entry into a Material Definitive Agreement

On February 25, 2014, USMD Holdings, Inc. (the “Company”) entered into Amendment No. 3 to Credit Agreement (the “Amendment”) with JPMorgan Chase Bank, N.A., as administrative agent for the lenders, to amend that certain Credit Agreement dated August 31, 2012 (the “Credit Agreement”) by and between the Company, certain other borrowers, JPMorgan Chase Bank, N.A., as agent, and other lenders. As previously disclosed, the Credit Agreement provided for a revolving credit facility of up to $10 million (“Revolver”) and term loan facilities of up to $21 million.

Among other things, the Amendment extends the maturity date of the Revolver from February 28, 2014 to June 30, 2015. In addition, the Amendment reduces the minimum Fixed Charge Coverage Ratio (as defined in the Credit Agreement) and establishes a new Senior Leverage Ratio (as defined in the Amendment).

The foregoing description of the Amendment is qualified in its entirety by reference to the Amendment, which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

10.1	Amendment No. 3 to Credit Agreement dated February 25, 2014 by and among USMD Holding, Inc., certain other borrowers, and JPMorgan Chase Bank, N.A., as agent for the lenders

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USMD HOLDINGS, INC.

Date: February 27, 2014	By:	/s/ Greg Cardenas
Greg Cardenas
Executive Vice President, Secretary and General Counsel